Exhibit 10.1

FORM OF

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

FIRST AMENDMENT (the “Amendment”), dated as of February 19, 2013 (the “Effective Date”), to that certain Management Employment Agreement, dated as of [DATE] (the “Employment Agreement”) by and among NetSpend Corporation, a Delaware corporation (the “Company”), and [EXECUTIVE], an individual resident of the State of [STATE NAME] (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and

WHEREAS, the parties have determined to amend the Employment Agreement as set forth herein with respect to a change of control of NetSpend Holdings, Inc., a Delaware Corporation (“Holdings”) that occurs on or prior to December 31, 2013, if any;

NOW, THEREFORE, BE IT:

RESOLVED, that in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.              The current text of Section 9 shall remain in its entirety as Section 10.

2.              A new Section 9, labeled “Treatment of Code Section 280G” shall be added as follows:

“(a)                            In the event that a Change of Control (as defined in the NetSpend Holdings, Inc. 2004 Equity Incentive Plan) occurs on or prior to December 31, 2013 and in the event it shall be determined that any payment (other than the payment provided for in this Section 9(a)) or distribution of any type to or for the benefit of the Executive, by the Company, any Affiliate of the Company, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code and the regulations thereunder) or any Affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Employment Agreement or otherwise (the “Total Payments”), is or will be subject to the excise tax imposed by Section 4999 of the Code (such excise tax referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes, including any income tax, employment tax or Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

(b)                                  Subject to the provisions of Section 9(a) hereof, all determinations required to be made under this Section 9, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants (the “Accounting Firm”) as the Company may designate provided, however, the determination by Accounting Firm shall be subject to agreement by the Executive and his advisors (which agreement shall not unreasonably be withheld). If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall be required to make payment of the Gross-Up Payment, less all amounts withheld in respect of the Gross-Up Payment, as required by applicable law. All fees and expenses of the Accounting Firm shall be paid by the Company in connection with the calculations required by this Section 9(a).

(c)                                   A Gross-Up Payment shall be made within thirty (30) days of the payments giving rise to the Excise Tax and in no event later than the end of the calendar year following the calendar year in which the Executive remits the related taxes to the applicable governmental authority.  In the event of any underpayment or overpayment under this Section 9 as determined by the Company’s independent auditors (or such other firm as may have been designated in accordance with the preceding paragraph), the amount of such underpayment or overpayment shall forthwith be paid to the Executive or refunded to the Company, as the case may be, with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, in no event shall any reimbursement of the Executive for an underpayment be made later than the end of the calendar year following the calendar year in which the Executive remits the related taxes to the applicable governmental authority.

3.              The Employment Agreement is amended to renumber the Sections as necessary to reflect the addition of the new Section 9.

4.              For the avoidance of doubt, if no Change in Control (as defined in the as defined in the NetSpend Holdings, Inc. 2004 Equity Incentive Plan) occurs on or prior to December 31, 2013, the provisions set forth in paragraph 2 of this Amendment shall expire and become inapplicable as of January 1, 2014.

5.             This Amendment may be executed in two or more counterparts, all of which shall be deemed one and the same original.

IN WITNESS WHEREOF the undersigned have hereunto put their hands as of the date above written.

NETSPEND CORPORATION

By:

[Executive]

[Signature Page EA Amendment 1]